SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 FAX AMERICA • ASIA PACIFIC • EUROPE	Exhibit 5.1

February 22, 2021

NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana 46410

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-234422 (the “Registration Statement”), filed by NiSource Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Company is offering from time to time shares (the “Shares”) of its Common Stock, $0.01 par value per share, having an aggregate gross sales price up to $750,000,000 pursuant to (a) six separate Equity Distribution Agreements, each dated February 22, 2021, (i) among the Company, Barclays Capital Inc., as sales agent and as forward seller, and Barclays Bank PLC, as forward purchaser, (ii) among the Company, J.P. Morgan Securities LLC, as sales agent and as forward seller, and JPMorgan Chase Bank, National Association, as forward purchaser, (iii) between the Company and KeyBanc Capital Markets Inc., as sales agent, forward seller and forward purchaser, (iv) among the Company, Mizuho Securities USA LLC, as sales agent and as forward seller, and Mizuho Markets Americas LLC, as forward purchaser, (v) between the Company and Morgan Stanley & Co. LLC, as sales agent, forward seller and forward purchaser, and (vi) among the Company, Wells Fargo Securities, LLC, as sales agent and as forward seller, and Wells Fargo Bank, National Association, as forward purchaser (collectively, the “Equity Distribution Agreements”), and (b) six separate Master Confirmations for Forward Sale, each dated February 22, 2021, between the Company and each of Barclays Bank PLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association, respectively, as forward purchasers (collectively and together with the Equity Distribution Agreements, the “Agreements”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Agreements, the Company’s certificate of incorporation and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Shares by the Company. We have

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NiSource Inc.

February 22, 2021

also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to or obtained by us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to or obtained by us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the issuance and sale of the Shares covered by the Registration Statement pursuant to the Agreements have been duly authorized by the Company and, when (A) the number of Shares to be offered, issued and sold by the Company from time to time and the respective pricing terms, times and dates of offering, issuance and sale have been duly authorized and approved by one or more duly authorized officers of the Company, all as provided in, and in compliance with the parameters, limitations and other terms set forth in resolutions duly adopted by the board of directors of the Company and (B) certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof, in accordance with the applicable Agreements, such Shares will be validly issued, fully paid and non-assessable.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of Shares pursuant to the Agreements: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the certificate of incorporation and bylaws of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect; and (iii) the number of such Shares will not exceed the number authorized and unissued shares of Common Stock of the Company that have not been reserved for issuance for other purposes.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the

NiSource Inc.

February 22, 2021

Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP